Item 77C
Morgan Stanley Limited Duration U.S. Government Trust
Results of Special Shareholder Meeting

On August 1, 2006, a Special Meeting of Shareholders of the
Fund was scheduled in order to vote on the proposals set
forth below. The proposals failed to obtain the quorum
necessary in order to hold the meeting, and, therefore, the
meeting was adjourned until August 23, 2006, to permit
further solicitation of proxies. The meeting was held on
August 23, 2006 and the voting results with respect to these proposals were as follows:

(1) Election of Trustees:

                                     For    Withhold  Absta    BNV*
                                                        in
Frank L. Bowman.................  31,495,0   903,786    0       0
                                     72
Kathleen A.                       31,507,7   891,142    0       0
Dennis.................              16
James F.                          31,485,7   913,097    0       0
Higgins..................            61
Joseph J.                         31,488,1   910,744    0       0
Kearns..................             14
Michael F.                        31,492,7   906,090    0       0
Klein..................              68
W. Allen Reed..................   31,476,3   922,498    0       0
                                     60
Fergus Reid...................    31,489,4   909,365    0       0
                                     93

(2) Elimination of certain fundamental investment
restrictions:

                                     For    Agains  Abstain   BNV*
                                              t
Elimination of the fundamental      30,073, 848,13  905,363  572,165
policy restricting the Fund's           196      4
ability to pledge assets.......
Elimination of the fundamental      29,993, 888,18  945,073  572,165
policy restricting purchases of         439      1
securities on margin...........
Elimination of the fundamental      30,086, 784,23  955,779  572,165
policy prohibiting investments in       676      8
oil, gas, and other types of
minerals or mineral
leases.........
Elimination of the fundamental      30,130, 754,39  942,291  572,165
policy regarding investments in         011      1
warrants..................
Elimination of the fundamental      30,154, 699,81  971,907  572,165
policy prohibiting the purchase of      973      3
common stocks and other
instruments......

(3) Modify certain fundamental investment restrictions:

                                    For     Again  Abstain    BNV*
                                              st
Modify fundamental policy         30,166,2   709,8  950,611  572,165
regarding diversification.....          25      57
Modify fundamental policy         29,950,1   842,6  1,033,9  572,165
regarding borrowing money..             11      21       61
Modify fundamental policy         30,012,8   843,3  970,510  572,165
regarding loans.......                  16      67
Modify fundamental policy         30,038,0   811,8  976,756  572,165
regarding investment in                 55      82
commodities, commodity contracts
and futures contracts.
Modify fundamental policy         30,115,3   783,3  928,024  572,165
regarding issuance of senior            41      28
securities...

(4) Reclassify certain fundamental policies as non-
fundamental policies:

                                    For     Again  Abstain    BNV*
                                              st
Reclassification as non-          30,049,5   797,0  980,041  572,165
fundamental the fundamental             97      55
policy regarding the short sale
of securities....
Reclassification as non-          30,048,2   793,4  984,986  572,165
fundamental the fundamental             44      63
policy prohibiting investments in
other investment companies.
Reclassification as non-          29,961,7   862,0  1,002,9  572,165
fundamental the fundamental             21      50       22
policy on the purchase or sale of
puts, calls and combinations
thereof

* Broker "non-votes are shares held in street name for which the broker indicates that instructions have not been
received from the beneficial owners or other persons
entitled to vote and for which the broker does not have
discretionary voting authority.